SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Subordination Agreement”) dated as of September 24, 2007, is by and among TD Banknorth, N.A. (the “Senior Creditor”) and UFood Franchise Company, a Nevada corporation ( the “Subordinated Creditor”).

Reference is made to that certain Credit Agreement, dated as of May 27, 2005, between KFLG Watertown, Inc., a Massachusetts corporation (the “Borrower”) and the Senior Creditor, as amended from time to time (as amended, the “Credit Agreement”), and that certain Guarantee and Security Agreement, dated as of May 27, 2005, made by Knowfat Franchise Company, Inc., a Delaware corporation (the “Guarantor, and together with the Borrower, the “Credit Parties”) in favor of the Senior Creditor, as amended from time to time. Any capitalized term not defined in this Subordination Agreement shall have the meaning provided in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Representations by Subordinated Creditor. The Subordinated Creditor represents to the Senior Creditor that the maximum amount of Indebtedness which may be incurred by the Credit Parties to the Subordinated Creditor is set forth in Schedule I hereto. The Subordinated Creditor further represents that said Indebtedness, has not heretofore been, not will it be, assigned to or subordinated in favor of any other Person and that Subordinated Creditor holds no security therefor.

2. Subordination. Subordinated Creditor hereby subordinates all present and future Indebtedness and other obligations of the Credit Parties (including without limitation, (i) any indebtedness and obligations of the Guarantor under the Unsecured Subordinated Bridge Loan Promissory Note, dated as of the date hereof (the “Note”), (ii) any put, call, redemption or repurchase obligations or any other obligation of the Credit Parties to repurchase or redeem any equity interests in the Credit Parties or any warrants or other securities from any Credit Party or (iii) any obligation of the Credit Parties to pay any cash dividends or distributions owed to the Subordinated Creditor (all such Indebtedness and other obligations are hereinafter collectively referred to as the “Subordinated Indebtedness”), to any and all Indebtedness now or hereafter owing by the Credit Parties (including any interest accruing after the commencement of any proceeding by or against the Credit Parties under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Credit Parties in such proceeding) to the Senior Creditor (the “Senior Indebtedness”) to the extent and in the manner hereinafter set forth, and the Subordinated Creditor agrees not to demand, accept or receive any payment in respect of the Subordinated Indebtedness, including, without limitation, any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, in contravention hereof; provided, however, so long as no default or event of default under or within the meaning of any of the loan documents evidencing the Senior Indebtedness shall have occurred and be continuing at the time of such payment, and so long as no default or event of default under or within the meaning of any of the loan documents evidencing the Senior Indebtedness would occur as a result of, and after giving effect to, any such payment the Guarantor may pay to the Subordinated Creditor, and the Subordinated Creditor may accept from the Guarantor, regularly scheduled payments of interest at a rate no greater than 9% per annum on the monthly interest payment dates set forth in the Note.

(a) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Credit Parties or to their creditors, as such, or to their properties, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Credit Parties, whether or not involving insolvency or bankruptcy, then the Senior Creditor shall be entitled to receive payment in full in cash of all of the Senior Indebtedness before the Subordinated Creditor is entitled to receive any payment in respect of the Subordinated Indebtedness, and to that end the holders of the Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Indebtedness;

(b) Upon the occurrence of any Event of Default as defined or provided in the Credit Agreement or in any other agreement of the Credit Parties with the Senior Creditor, and during the continuance thereof, no amount shall be paid, whether in cash, property, or securities or otherwise, in respect of the principal of or premium, if any, or interest on the Subordinated Indebtedness; and

(c) No amount shall be paid by any Credit Party or accepted or retained by the Subordinated Creditor, whether in cash, property, securities or otherwise, in respect of the Subordinated Indebtedness, except as specifically permitted under this Agreement.

3. Collateral Assignment of Claims. etc. As security for the Senior Indebtedness and in order to effectuate the foregoing subordination, the Subordinated Creditor hereby transfers and assigns to the Senior Creditor all claims or demands of the Subordinated Creditor against the Credit Parties, with full right on the part of the Senior Creditor, in its own name or in their names as attorney in fact for the Subordinated Creditor, to collect and enforce said claims by suit, proof of debt in bankruptcy or other liquidation, reorganization or insolvency proceedings or otherwise and to vote said claims in any such proceedings. If requested by the Senior Creditor, the Credit Parties and the Subordinated Creditor will: (a) promptly deliver or cause to be delivered to the Senior Creditor all promissory notes or other negotiable instruments evidencing the Subordinated Indebtedness, which promissory notes or negotiable instruments shall be endorsed to the Senior Creditor; and (b) promptly execute and deliver to the Senior Creditor all such further instruments, and proofs of claim, assignments of claim and other instruments, as may reasonably be requested by the Senior Creditor to enforce all claims upon or in respect of the Subordinated Indebtedness; and (c) take all such other action, as may be requested by the Senior Creditor to enforce all claims upon or in respect of the Subordinated Indebtedness. All such promissory notes and other negotiable instruments evidencing any Subordinated Indebtedness shall bear an appropriate legend referring to this Subordination Agreement and reciting that the payment of the Subordinated Indebtedness evidenced thereby is subject to the provisions hereof.

4. Delivery of Payments. If, prior to the satisfaction of the Senior Indebtedness and the termination of the obligation of the Senior Creditor to make loans to the Borrower under the Credit Agreement and the documents related thereto, the Subordinated Creditor receives any payment with respect to any of the Subordinated Indebtedness (except for payments, if any, permitted under Section 2 hereof) or any security for or on account of the Subordinated Indebtedness, the Subordinated Creditor shall forthwith deliver such payment or security to the Senior Creditor, in precisely the form received, except for the Subordinated Creditor’s endorsement when necessary, for application on account of or as security for the Senior Indebtedness and until so delivered, such payment or security shall be held in trust by the Subordinated Creditor as the property of the Senior Creditor. In the event of the failure of the Subordinated Creditor to endorse any instrument for the payment of money so received by the Subordinated Creditor, the Senior Creditor is irrevocably appointed an attorney for the Subordinated Creditor with full power to make such endorsement and with full power of substitution.

5. Further Assurances. In order to carry out the terms and intent of this Subordination Agreement more effectively, the Subordinated Creditor will do all acts and execute all further documents and instruments necessary or convenient to preserve for the Senior Creditor the benefits of this Subordination Agreement.

6. Waivers. etc. No action which the Senior Creditor, or the Credit Parties with the consent of the Senior Creditor, may take or refrain from taking with respect to any Senior Indebtedness, or any note or notes representing the same, or any collateral therefor, including any waiver or release thereof or of any agreement or agreements (including guaranties) in connection therewith, shall affect this Subordination Agreement or the obligations of the Subordinated Creditor hereunder. No waiver shall be deemed to be made by the Senior Creditor of any of their rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and shall in no way impair or offset the rights of the Senior Creditor or the obligations of the Subordinated Creditor in any other respect or at any other time.

7. Transfer. The Subordinated Creditor will not transfer, sell or otherwise dispose of any of the Subordinated Indebtedness except to a transferee who agrees to become a party hereto and with the prior written consent of the Senior Creditor.

8. Miscellaneous Notices. This Subordination Agreement shall be binding upon the Subordinated Creditor and the Credit Parties and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Senior Creditor and their respective legal representatives, successors and assigns (including without limitation any transferee of any Senior Indebtedness). This Subordination Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument. Notices hereunder shall be given in accordance with the terms of Section 8.2 of the Credit Agreement. The Subordinated Creditor’s address for notices is set forth on the signature page hereto.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Subordination Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. The Subordinated Creditor, to the extent that the Subordinated Creditor may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the non-exclusive jurisdiction of any state or federal courts located in the Commonwealth of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of any of the Subordinated Creditor’s obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections as to venue in any such courts. The Subordinated Creditor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and confer personal jurisdiction if served personally or by certified mail at the address set forth below under the signature of the Subordinated Creditor or as otherwise provided under the laws of the Commonwealth of Massachusetts. Nothing in this Subordination Agreement shall affect any right the Senior Creditor may otherwise have to bring an action or proceeding relating to this Subordination Agreement against the Subordinated Creditor or its properties in the courts of any jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST SUCH PERSON IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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This Subordination Agreement is executed as a sealed instrument as of the day and year first above written.

SUBORDINATED CREDITOR:

UFOOD FRANCHISE COMPANY

By:
Name: Brent Hahn
Title: President

Address for Notices:
12516-52A Avenue
Surrey, BC V3X 3K3
Facsimile #: 604-590-8159

The foregoing Subordination Agreement is hereby accepted:

SENIOR CREDITOR:

TD BANKNORTH, N.A.

By:
Name:
Title:
Address:

CREDIT PARTIES:

KNOWFAT FRANCHISE COMPANY, INC.

By:
Name:
Title:

KFLG WATERTOWN, INC.

By:
Name:
Title:

[Signature Page Subordination Agreement]

Schedule I

Indebtedness of Subordinated Creditor

Up to $2,000,000 principal amount of Unsecured Subordinated Bridge Loan Promissory Notes of KnowFat Franchise Company, Inc. payable to the Subordinated Creditor